Exhibit 99.1
As further described in Note 13 of Notes to Condensed Consolidated Financial Statements in this Form 10-Q, during the first quarter of fiscal 2011, we changed our segment reporting to reflect changes in our organizational structure and management’s view of the business. We have previously provided updated prior period segment revenue data for all quarters in fiscal years 2009 and 2010 through the issuance of a Form 8-K dated February 17, 2011. The following schedule reflects the same reclassified revenue data as reported in our recent Form 8-K as well as reclassified divisional income for all quarters in fiscal years 2009 and 2010. This schedule solely reflects reclassified data, and in no way restates our previously released financial statements for any period.

Previously Reported	Fiscal Year 2009				Fiscal Year 2010
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
North America Acute Care	$203.5	$188.6	$189.1	$210.4	$197.9	$206.7	$205.0	$230.7
North America Post-Acute Care	50.4	48.9	50.3	51.2	52.6	51.1	49.9	52.1
International and Surgical	98.9	100.8	95.7	103.4	107.4	100.2	107.0	117.6
Eliminations	(1.2)	(1.0)	(0.4)	(1.7)	(2.6)	(0.9)	(1.3)	(3.8)

Total revenues	$351.6	$337.3	$334.7	$363.3	$355.3	$357.1	$360.6	$396.6

Divisional income:
North America Acute Care	$46.8	$44.6	$44.6	$56.9	$54.0	$53.6	$59.4	$75.0
North America Post-Acute Care	14.8	13.5	15.2	14.5	16.8	14.8	13.7	15.9
International and Surgical	10.8	17.0	13.4	18.4	12.4	14.8	20.3	26.7
Corporate expenses	(49.4)	(49.8)	(49.2)	(51.5)	(48.9)	(46.6)	(45.7)	(52.5)

Total divisional income	$23.0	$25.3	$24.0	$38.3	$34.3	$36.6	$47.7	$65.1

Revised Reflecting Reclassification	Fiscal Year 2009				Fiscal Year 2010
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues:
North America Acute Care	$212.0	$197.7	$198.5	$218.5	$205.6	$217.7	$214.9	$237.6
North America Post-Acute Care	50.4	48.9	50.3	51.2	52.6	51.1	49.9	52.1
International	89.2	90.7	85.9	93.6	97.1	88.3	95.8	106.9

Total revenues	$351.6	$337.3	$334.7	$363.3	$355.3	$357.1	$360.6	$396.6

Divisional income:
North America Acute Care	$26.8	$25.6	$27.2	$38.5	$37.4	$39.0	$44.1	$57.3
North America Post-Acute Care	10.4	9.5	11.7	10.1	12.8	11.0	9.9	12.3
International	(1.1)	4.1	1.3	6.0	0.6	3.4	9.3	16.6
Corporate expenses	(13.1)	(13.9)	(16.2)	(16.3)	(16.5)	(16.8)	(15.6)	(21.1)

Total divisional income	$23.0	$25.3	$24.0	$38.3	$34.3	$36.6	$47.7	$65.1